                          Exhibit 23.1


               Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-71792) of Barrett Business Services, Inc. of our report dated February 7, 1994 appearing on page 20 of this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page 38 of this Annual Report on Form 10-K.



Price Waterhouse

Portland, Oregon
March 2,, 1994